Exhibit 99.1

News Release

436 Seventh Avenue
Pittsburgh, PA 15219-1800
412-227-2001
www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Brian H. McCurrie, Vice President, Chief Financial Officer
412.227.2153
mccurriebh@koppers.com

Koppers Inc. Declares Dividend

PITTSBURGH, Pa., August 1, 2005 – On July 28, the Board of Directors of Koppers Inc. declared a dividend of $13 million to its parent company, KI Holdings Inc. The dividend will be paid on or about August 5, 2005.

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates 38 facilities in the United States, United Kingdom, Denmark, Australia, China, the Pacific Rim and South Africa. The Company is a wholly owned subsidiary of KI Holdings Inc. The stock of KI Holdings Inc. is shared by a number of employee investors and by majority equity owner Saratoga Partners of New York, N.Y.

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